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                                                                     Exhibit (b)

                           AEW Real Estate Income Fund
                            Section 906 Certification

        In connection with the report on Form N-CSR/A for the period ended January 31, 2005 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                        By:
President & Chief Executive Officer        Treasurer
AEW Real Estate Income Fund                AEW Real Estate Income Fund
------------------------------------       ------------------------------------

/s/ John T. Hailer                         /s/ Michael C. Kardok
------------------------------------       ---------------------
John T. Hailer                             Michael C. Kardok

Date:  August 17, 2005                     Date:  August 17, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the AEW Real Estate Income Fund and will be retained by the AEW Real Estate Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.